Exhibit 99.2

Additional Information

June 22, 2010

On June 22, 2010, Carnival Corporation & plc reported net income of $252 million, or $0.32 diluted EPS, on revenues of $3.2 billion for its second quarter ended May 31, 2010. Net income for the second quarter of 2009 was $264 million, or $0.33 diluted EPS, on revenues of $2.9 billion. Higher fuel prices reduced earnings in the 2010 second quarter by $0.20 per share as compared to the prior year.

Key metrics for the second quarter of 2010 compared to the prior year were as follows:

•

On a constant dollar basis net revenue yields (net revenue per available lower berth day) increased 2.0 percent for 2Q 2010, which was at the higher end of the company’s March guidance, up 1 to 2 percent. Net revenue yields in current dollars increased 2.4 percent due to favorable currency exchange rates. Gross revenue yields increased only 0.4 percent in current dollars driven by lower air transportation revenue.

•	Excluding fuel, net cruise cost per available lower berth day (“ALBD”) declined 4.9 percent in constant dollars, which was better than March guidance, down 3.5 to 4.5 percent.

•

Including fuel, net cruise costs per ALBD increased 4.2 percent on a constant dollar basis (increased 4.9 percent in current dollars). Gross cruise costs per ALBD increased 1.6 percent in current dollars.

•	Fuel prices increased 64 percent to $498 per metric ton for 2Q 2010 from $304 per metric ton in 2Q 2009 but was lower than March guidance of $511 per metric ton.

Continuing with its strategic growth initiatives, the company took delivery of two new ships during the second quarter—P&O Cruises’ 3,100-passenger Azura and The Yachts of Seabourn’s 450-passenger Seabourn Sojourn. In addition, contracts were finalized with Fincantieri for the construction of two Princess Cruises’ 3,600-passenger ships for delivery in May 2013 and 2014.

2010 Outlook

As of June 22, 2010, the company expects fully diluted earnings per share for the third quarter and full year 2010 to be in the range of $1.43 to $1.47 and $2.25 to $2.35, respectively. Our guidance was based in part on the assumptions in the table below.

	Full Year 2010	Third Quarter 2010

Fuel price/metric ton	$495	$493
Fuel consumption (metric tons in thousands)	3,344	843
Currency
Euro	$1.29 to €1	$1.24 to €1
Sterling	$1.51 to £1	$1.48 to £1

The above forward-looking statements involve risks and uncertainties. Various factors could cause our actual results to differ materially from those expressed above including, but not limited to, economic and business conditions, foreign currency exchange rates, fuel prices, adverse weather conditions, spread of contagious diseases, regulatory changes, geopolitical and other factors that could adversely impact our revenues, costs and expenses. You should read the following forward-looking statement together with the discussion of these and other risks under “Cautionary Note Concerning Factors That May Affect Future Results.”

“Stock Swap” Programs

We use the “Stock Swap” programs in situations where we can obtain an economic benefit because either Carnival Corporation common stock or Carnival plc ordinary shares are trading at a price that is at a premium or discount to the price of Carnival plc ordinary shares or Carnival Corporation common stock, as the case may be.

In the event Carnival Corporation common stock trades at a premium to Carnival plc ordinary shares, we may elect to issue and sell Carnival Corporation common stock through an “At The Market” equity offering (“ATM Offering”) with Merrill Lynch, Pierce, Fenner & Smith, Incorporated (“Merrill Lynch”) as sales agent, and use the sale proceeds to repurchase Carnival plc ordinary shares in the UK market on at least an equivalent basis, with the remaining net proceeds used for general corporate purposes. In the ATM Offering, Carnival Corporation may issue and sell up to 19.2 million of its common stock in the U.S. market, which shares are to be sold from time to time at prevailing market prices in ordinary brokers’ transactions by Merrill Lynch. Any sales of Carnival Corporation shares have been and will be registered under the Securities Act.

In the event Carnival Corporation common stock trades at a discount to Carnival plc ordinary shares, we may elect to sell existing ordinary shares of Carnival plc, with such sales made by Carnival Investments Limited, a subsidiary of Carnival Corporation, and with Merrill Lynch International (“MLI”) as sales agent, from time to time in “at the market” transactions, and use the sale proceeds to repurchase Carnival Corporation common stock in the U.S. market on at least an equivalent basis, with the remaining net proceeds used for general corporate purposes. In the offering, Carnival Investments Limited may sell up to 25 million Carnival plc ordinary shares in the UK market, which shares are to be sold from time to time at prevailing market prices in ordinary brokers’ transactions by MLI. Any sales of Carnival plc shares have been and will be registered under the Securities Act.

Under the “Stock Swap” program from December 1, 2009 through May 31, 2010, Carnival Investments Limited sold 8.1 million Carnival plc ordinary shares, at an average price of $39.48 per share for gross proceeds of $319 million and paid MLI and others fees of $2 million and $123 thousand, respectively, for total net proceeds of $317 million. Substantially all of the net proceeds of these sales were used to purchase 8.1 million shares of Carnival Corporation common stock. During the six months ended May 31, 2010, no Carnival Corporation common stock was sold under the “Stock Swap” program.

The purchases of Carnival Corporation common stock during the three months ended May 31, 2010 pursuant to the “Stock Swap” program were as follows:

Period	Total Number of Carnival Corporation Common Stock Purchased	Average Price Paid per Share of Carnival Corporation Common Stock	Maximum Number of Carnival Corporation Common Stock That May Yet Be Purchased Under the Carnival Corporation Stock Swap Program

March 1, 2010 through March 31, 2010	615,000	$35.11	16,825,000
April 1, 2010 through April 30, 2010	3,525,000	$39.84	13,300,000
May 1, 2010 through May 31, 2010	2,180,000	$38.58	11,120,000

Total	6,320,000	$38.95

During the quarter ended May 31, 2010, there were no stock repurchases of Carnival Corporation common stock or Carnival plc ordinary shares under the general stock repurchase authorization and no repurchases of Carnival plc ordinary shares under the “Stock Swap” program repurchase authorization.

Cautionary Note Concerning Factors That May Affect Future Results

Some of the statements, estimates or projections contained in this Additional Information are “forward-looking statements” that involve risks, uncertainties and assumptions with respect to Carnival Corporation & plc, including some statements concerning future results, outlooks, plans, goals and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We have tried, whenever possible, to identify these statements by using words like “will,” “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “forecast,” “future,” “intend,” “plan,” “estimate” and similar expressions of future intent or the negative of such terms. Because forward-looking statements involve risks and uncertainties, there are many factors that could cause Carnival Corporation & plc’s actual results, performance or achievements to differ materially from those expressed or implied in this Additional Information. Forward-looking statements include those statements which may impact, among other things, the forecasting of Carnival Corporation & plc’s earnings per share, net revenue yields, booking levels, pricing, occupancy, operating, financing and tax costs, fuel expenses, costs per available lower berth day, estimates of ship depreciable lives and residual values, liquidity, goodwill and trademark fair values and outlook. These factors include, but are not limited to, the following: general economic and business conditions, including fuel price increases, high unemployment rates, and declines in the securities, real estate and other markets, and perceptions of these conditions, may adversely impact the levels of Carnival Corporation & plc’s potential vacationers’ discretionary income and net worth and this group’s confidence in their country’s economy; fluctuations in foreign currency exchange rates, particularly the movement of the U.S. dollar against the euro, sterling and the Australian and Canadian dollars; the international political climate, armed conflicts, terrorist and pirate attacks and threats thereof, and other world events affecting the safety and security of travel; competition from and overcapacity in both the cruise ship and land-based vacation industries; lack of acceptance of new itineraries, products and services by Carnival Corporation & plc’s guests; changing consumer preferences; Carnival Corporation & plc’s ability to attract and retain qualified shipboard crew and maintain good relations with employee unions; accidents, the spread of contagious diseases and threats thereof, adverse weather conditions or natural disasters, such as hurricanes, earthquakes and volcanic ash, and other incidents (including, but not limited to, ship fires and machinery and equipment failures or improper operation thereof), which could cause, among other things, individual or multiple port closures, injury, death, damage to property and equipment, oil spills, alteration of cruise itineraries or cancellation of a cruise or series of cruises or tours; adverse publicity concerning the cruise industry in general, or Carnival Corporation & plc in particular, including any adverse impact that cruising may have on the marine environment; changes in and compliance with laws and regulations relating to the protection of disabled persons, employment, environmental, health, safety, security, tax and other regulatory regimes under which Carnival Corporation & plc operate; increases in global fuel demand and pricing, fuel supply disruptions and other events impacting on Carnival Corporation & plc’s fuel and other expenses, liquidity and credit ratings; increases in Carnival Corporation & plc’s future fuel expenses from implementing approved International Maritime Organization regulations, which require the use of higher priced low sulfur fuels in certain cruising areas, including the U.S. and Canadian Emissions Control Area, which will change the specification and increase the price of fuel that ships will be required to use within these areas; changes in financing and operating costs, including changes in interest rates and food, payroll and security costs; the ability of Carnival Corporation & plc to implement its shipbuilding programs and ship maintenance, repairs and refurbishments, including ordering additional ships for its cruise brands from shipyards, on terms that are favorable or consistent with Carnival Corporation & plc’s expectations; the continued strength of Carnival Corporation & plc’s cruise brands and its ability to implement its brand strategies; additional risks associated with Carnival Corporation & plc’s international operations not generally applicable to its U.S. operations; the pace of development in geographic regions in which Carnival Corporation & plc tries to expand its business; whether Carnival Corporation & plc’s future operating cash flow will be sufficient to fund future obligations and whether it will be able to obtain financing, if necessary, in sufficient amounts and on terms that are favorable or consistent with its expectations; Carnival Corporation & plc counterparties’ ability to perform; continuing financial viability of Carnival Corporation & plc’s travel agent distribution system, air service providers and other key vendors and reductions in the availability of and increases in the pricing for the services and products provided by these vendors; Carnival Corporation & plc’s decisions to self-insure against various risks or its inability to obtain insurance for certain risks at reasonable rates; disruptions and other damages to Carnival Corporation & plc’s information technology networks and operations; lack of continuing availability of attractive, convenient and safe port destinations; and risks associated with the dual listed company structure. Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant listing rules, Carnival Corporation & plc expressly disclaim any obligation to disseminate, after the date of this Additional Information, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

CARNIVAL CORPORATION & PLC

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended May 31,		Six Months Ended May 31,
	2010	2009	2010	2009
	(in millions, except per share data)

Revenues
Cruise
Passenger tickets	$2,427	$2,242	$4,785	$4,461
Onboard and other	737	673	1,466	1,307
Tour and other	31	33	39	44

	3,195	2,948	6,290	5,812

Costs and Expenses
Operating
Cruise
Commissions, transportation and other	440	440	937	954
Onboard and other	106	110	219	214
Payroll and related	383	366	774	718
Fuel	416	243	813	451
Food	212	203	424	401
Other ship operating	504	488	978	946
Tour and other	32	35	47	51

Total	2,093	1,885	4,192	3,735
Selling and administrative	404	393	800	785
Depreciation and amortization	349	317	694	628

	2,846	2,595	5,686	5,148

Operating Income	349	353	604	664

Nonoperating (Expense) Income
Interest income	3	2	7	6
Interest expense, net of capitalized interest	(99)	(90)	(195)	(186)
Other (expense) income, net	(2)	5	(5)	24

	(98)	(83)	(193)	(156)

Income Before Income Taxes	251	270	411	508

Income Tax Benefit (Expense), Net	1	(6)	16	16

Net Income	$252	$264	$427	$524

Earnings Per Share
Basic	$0.32	$0.34	$0.54	$0.67

Diluted	$0.32	$0.33	$0.54	$0.66

Dividends Declared Per Share	$0.10		$0.20

Weighted-Average Shares Outstanding – Basic	788	787	788	787

Weighted-Average Shares Outstanding – Diluted	806	804	806	804

CARNIVAL CORPORATION & PLC

CONSOLIDATED BALANCE SHEETS

	May 31, 2010	November 30, 2009
	(in millions, except par values)

ASSETS
Current Assets
Cash and cash equivalents	$594	$538
Trade and other receivables, net	455	362
Inventories	297	320
Prepaid expenses and other	240	298

Total current assets	1,586	1,518

Property and Equipment, Net	29,317	29,870

Goodwill	3,214	3,451

Trademarks	1,289	1,346

Other Assets	623	650

	$36,029	$36,835

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Short-term borrowings	$808	$135
Current portion of long-term debt	676	815
Convertible debt subject to current debt option	595
Accounts payable	548	568
Accrued liabilities and other	928	874
Customer deposits	3,208	2,575

Total current liabilities	6,763	4,967

Long-Term Debt	7,681	9,097

Other Long-Term Liabilities and Deferred Income	721	732

Shareholders’ Equity
Common stock of Carnival Corporation; $0.01 par value; 1,960 shares authorized; 645 shares at 2010 and 644 shares at 2009 issued	6	6
Ordinary shares of Carnival plc; $1.66 par value; 214 shares at 2010 and 213 shares at 2009 issued	355	354
Additional paid-in capital	8,059	7,920
Retained earnings	15,830	15,561
Accumulated other comprehensive (loss) income	(1,029)	462
Treasury stock; 32 shares at 2010 and 24 shares at 2009 of Carnival Corporation and 38 shares at 2010 and 46 shares at 2009 of Carnival plc, at cost	(2,357)	(2,264)

Total shareholders’ equity	20,864	22,039

	$36,029	$36,835

CARNIVAL CORPORATION & PLC

SELECTED INFORMATION

	Three Months Ended May 31,		Six Months Ended May 31,
	2010	2009	2010	2009
	(in millions, except statistical information)

STATISTICAL INFORMATION
Passengers carried (in thousands)	2,222	2,029	4,271	3,898
Occupancy percentage	103.8%	103.3%	103.7%	103.6%
Fuel consumption (metric tons in thousands)	835	799	1,635	1,552
Fuel cost per metric ton (a)	$498	$304	$497	$291
Currency
U.S. dollar to €1	$1.32	$1.33	$1.36	$1.33
U.S. dollar to £1	$1.50	$1.48	$1.55	$1.47

CASH FLOW INFORMATION
Cash from operations	$1,398	$1,136	$1,794	$1,441
Capital expenditures	$999	$1,650	$2,168	$1,956
Dividends paid	$79		$79	$314

SEGMENT INFORMATION
Revenues
Cruise	$3,164	$2,915	$6,251	$5,768
Tour and other	45	48	54	61
Intersegment elimination	(14)	(15)	(15)	(17)

	$3,195	$2,948	$6,290	$5,812

Operating expenses
Cruise	$2,061	$1,850	$4,145	$3,684
Tour and other	46	50	62	68
Intersegment elimination	(14)	(15)	(15)	(17)

	$2,093	$1,885	$4,192	$3,735

Selling and administrative expenses
Cruise	$396	$386	$785	$770
Tour and other	8	7	15	15

	$404	$393	$800	$785

Depreciation and amortization
Cruise	$339	$308	$676	$610
Tour and other	10	9	18	18

	$349	$317	$694	$628

Operating income (loss)
Cruise	$368	$371	$645	$704
Tour and other	(19)	(18)	(41)	(40)

	$349	$353	$604	$664

(a)	Fuel cost per metric ton is calculated by dividing the cost of fuel by the number of metric tons consumed.

CARNIVAL CORPORATION & PLC

NON-GAAP FINANCIAL MEASURES

Gross and net revenue yields were computed by dividing the gross or net revenues, without rounding, by ALBDs as follows:

	Three Months Ended May 31,			Six Months Ended May 31,
	2010 Constant			2010 Constant
	2010	Dollar (a)	2009	2010	Dollar (a)	2009
	(in millions, except ALBDs and yields)

Cruise revenues
Passenger tickets	$2,427	$2,416	$2,242	$4,785	$4,685	$4,461
Onboard and other	737	733	673	1,466	1,441	1,307

Gross cruise revenues	3,164	3,149	2,915	6,251	6,126	5,768
Less cruise costs
Commissions, transportation and other	(440)	(436)	(440)	(937)	(910)	(954)
Onboard and other	(106)	(106)	(110)	(219)	(214)	(214)

Net cruise revenues (a)	$2,618	$2,607	$2,365	$5,095	$5,002	$4,600

ALBDs (b)	16,575,242	16,575,242	15,329,812	32,465,324	32,465,324	29,822,062

Gross revenue yields (a)	$190.90	$190.00	$190.19	$192.53	$188.71	$193.42

Net revenue yields (a)	$157.97	$157.30	$154.24	$156.91	$154.07	$154.25

Gross and net cruise costs per ALBD were computed by dividing the gross or net cruise costs, without rounding, by

ALBDs as follows:

	Three Months Ended May 31,			Six Months Ended May 31,
	2010 Constant			2010 Constant
	2010	Dollar (a)	2009	2010	Dollar (a)	2009
	(in millions, except ALBDs and costs per ALBD)

Cruise operating expenses	$2,061	$2,047	$1,850	$4,145	$4,070	$3,684
Cruise selling and administrative expenses	396	393	386	785	769	770

Gross cruise costs	2,457	2,440	2,236	4,930	4,839	4,454
Less cruise costs included in net cruise revenues
Commissions, transportation and other	(440)	(436)	(440)	(937)	(910)	(954)
Onboard and other	(106)	(106)	(110)	(219)	(214)	(214)

Net cruise costs (a)	$1,911	$1,898	$1,686	$3,774	$3,715	$3,286

ALBDs (b)	16,575,242	16,575,242	15,329,812	32,465,324	32,465,324	29,822,062

Gross cruise costs per ALBD (a)	$148.22	$147.24	$145.90	$151.87	$149.06	$149.36

Net cruise costs per ALBD (a)	$115.29	$114.54	$109.95	$116.25	$114.42	$110.18

NOTES TO NON-GAAP FINANCIAL MEASURES

(a)	We use net cruise revenues per ALBD (“net revenue yields”) and net cruise costs per ALBD as significant non-GAAP financial measures of our cruise segment financial performance. These measures enable us to separate the impact of predictable capacity changes from the more unpredictable rate changes that affect our business. We believe these non-GAAP measures provide a better gauge to measure our revenue and cost performance instead of the standard U.S. GAAP-based financial measures. There are no specific rules for determining our non-GAAP financial measures and, accordingly, it is possible that they may not be exactly comparable to the like-kind information presented by other cruise companies, which is a potential risk associated with using these measures to compare us to other cruise companies.

Net revenue yields are commonly used in the cruise industry to measure a company’s cruise segment revenue performance and for revenue management purposes. We use “net cruise revenues” rather than “gross cruise revenues” to calculate net revenue yields. We believe that net cruise revenues is a more meaningful measure in determining revenue yield than gross cruise revenues because it reflects the cruise revenues earned net of our most significant variable costs, which are travel agent commissions, cost of air transportation and certain other variable direct costs associated with onboard and other revenues. Substantially all of our remaining cruise costs are largely fixed, except for the impact of changing prices, once our ship capacity levels have been determined.

Net cruise costs per ALBD is the most significant measure we use to monitor our ability to control our cruise segment costs rather than gross cruise costs per ALBD. We exclude the same variable costs that are included in the calculation of net cruise revenues to calculate net cruise costs to avoid duplicating these variable costs in these two non-GAAP financial measures.

We have not provided estimates of future gross revenue yields or future gross cruise costs per ALBD because the reconciliations of forecasted net cruise revenues to forecasted gross cruise revenues or forecasted net cruise costs to forecasted cruise operating expenses would require us to forecast, with reasonable accuracy, the amount of air and other transportation costs that our forecasted cruise passengers would elect to purchase from us (the “air/sea mix”). Since the forecasting of future air/sea mix involves several significant variables that are relatively difficult to forecast and the revenues from the sale of air and other transportation approximate the costs of providing that transportation, management focuses primarily on forecasts of net cruise revenues and costs rather than gross cruise revenues and costs. This does not impact, in any material respect, our ability to forecast our future results, as any variation in the air/sea mix has no material impact on our forecasted net cruise revenues or forecasted net cruise costs. As such, management does not believe that this reconciling information would be meaningful.

In addition, because a significant portion of our operations utilize the euro or sterling to measure their results and financial condition, the translation of those operations to our U.S. dollar reporting currency results in decreases in reported U.S. dollar revenues and expenses if the U.S. dollar strengthens against these foreign currencies and increases in reported U.S. dollar revenues and expenses if the U.S. dollar weakens against these foreign currencies. Accordingly, we also monitor and report our two non-GAAP financial measures assuming the 2010 periods’ currency exchange rates have remained constant with the 2009 periods’ rates, or on a “constant dollar basis,” in order to remove the impact of changes in exchange rates on our non-U.S. dollar cruise operations. We believe that this is a useful measure since it facilitates a comparative view of the growth of our business in a fluctuating currency exchange rate environment. In addition, our non-U.S. dollar cruise operations’ depreciation and net interest expense were impacted by the changes in exchange rates for the three and six months ended May 31, 2010, compared to the prior year’s comparable period.

(b)	ALBDs is a standard measure of passenger capacity for the period, which we use to perform rate and capacity variance analyses to determine the main non-capacity driven factors that cause our cruise revenues and expenses to vary. ALBDs assume that each cabin we offer for sale accommodates two passengers and is computed by multiplying passenger capacity by revenue-producing ship operating days in the period.

###